                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the prospectus of Transmeta Corporation included in the Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan, the 1997 Equity Incentive Plan, the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, of Transmeta Corporation and to the incorporation by reference of our report dated February 17, 2000, except for the third and fourth paragraphs of Note 1, as to which the date is October 13, 2000, and except for the second and third paragraphs of Note 11, as to which the date is October 30, 2000 with respect to the consolidated financial statements of Transmeta Corporation included in its Registration Statement (Form S-1 No. 333-44030), as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
November 3, 2000